UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or Obligation Under an Off-balance Sale Arrangement of a Registrant.

On December 30, 2021, Xcel, as Borrower, and its wholly-owned subsidiaries, IM Brands, LLC, JR Licensing, LLC, H Licensing, LLC, C Wonder Licensing, LLC, Xcel Design Group, LLC, Judith Ripka Fine Jewelry, LLC, H Heritage Licensing, LLC, Xcel-CT MFG, LLC and Gold Licensing, LLC, as Guarantors (each a “Guarantor” and collectively, the “Guarantors”), entered into a Loan and Security Agreement (the “Loan Agreement”) with FEAC Agent, LLC (“FEAC”), as lead arranger and as administrative agent and collateral agent for the lenders party to the Loan Agreement (in such capacity, the “Administrative Agent”), and the financial institutions party thereto as lenders (the “Lenders”).  Pursuant to the Loan Agreement, the Lenders made a term loan in the aggregate amount of $29,000,000 (the “Term Loans”).  The proceeds of the Term Loan used for the purpose of refinancing existing indebtedness and to pay fees, costs and expenses incurred in connection with entering into the Loan Agreement, and may be used for the purpose of consummating acquisitions by Xcel or its subsidiaries that are permitted under the Loan Agreement and working capital purposes.

The Loan Agreement also provides that Xcel may request the Lenders make incremental term loans of up to $25,000,000 (the “Incremental Term Loans”).  The terms and conditions of the Incremental Term Loans will be agreed in an amendment to the Loan Agreement prior to the funding by the Incremental Term Loans.

Upon entering into the Loan Agreement, Xcel paid closing fees to the Administrative Agent (i) in the amount of $213,750 for the benefit of each Lender and (i) in the amount of $75,000 for the benefit of each Lender that was a party to the existing indebtedness refinanced by the Term Loan.

The Term Loans mature on April 14, 2025.  Principal on the Term Loans shall be payable in quarterly installments of $625,000 on each of March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2022.

Xcel has the right upon thirty (30) days prior written notice to prepay all or any portion of the Term Loans or Incremental Term Loans and accrued and unpaid interest thereon; provided that any prepayment shall applied first to prepay the Term Loans in full and second to the Incremental Term Loans.

If the Term Loans are prepaid in whole or in part on or prior to the second anniversary of the Closing Date (including as a result of an event of default), Xcel shall pay a prepayment premium as follows:  an amount equal to the principal amount of the Term Loan prepaid multiplied by: (i)  five percent (5.00%) if such prepayment occurs on or before the first anniversary of the Closing Date; (ii) two percent (2.00%) if such prepayment occurs at any time after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date; and (iii) one percent (1.00%) if such prepayment occurs at any time after the second anniversary of the Closing Date.

Xcel’s obligations under the Loan Agreement are guaranteed by the Guarantors and secured by all of the assets of Xcel and the Guarantors (as well as any subsidiary formed or acquired that becomes a credit party to the Loan Agreement) and, subject to certain limitations contained in the Loan Agreement, equity interests of the Guarantors (as well as any subsidiary formed or acquired that becomes a credit party to the Loan Agreement).

Xcel also granted the Lenders a right of first offer to finance any acquisition for which the consideration therefore will be paid other than by cash of Xcel or the Guarantors, the issuance of equity interest of Xcel or the issuance of notes to the applicable seller.

Interest on the Term Loans will accrue at LIBOR plus 7.5% per annum.  Interest on the Term Loans is payable on the last business day of each calendar month.  LIBOR is defined in the Loan Agreement as the greater of (a) the rate of interest per annum for deposits in dollars for an interest period equal to three months as published by Bloomberg or a comparable or successor quoting service at approximately 11:00 a.m. (London time) two business days prior to the last business day of each calendar month and (b) 1.0% per annum.

The Loan Agreement contains customary covenants, including reporting requirements, trademark preservation and the following financial covenants of Xcel (on a consolidated basis with the Guarantors and any subsidiaries subsequently formed or acquired that become a credit party under the Loan Agreement):

●liquid assets of (i) during the first fiscal month of each fiscal quarter $2,500,000 if cash payments from revenue licenses during the immediately succeeding 30 days are expected to be at least $4,000,000 and (ii) at least $3,000,000 at all other times;
●a fixed charge coverage ratio for (i) the fiscal quarter ending September 20, 2022 of not less than 1.00 to 1.00 and (ii) the twelve fiscal month period ending at the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2022 of not less than 1.00 to 1.00;
●a loan to value ratio not to exceed 50%;
●minimum revenues of not less than the amounts set forth below at the end of the appliable fiscal period set forth below:

Fiscal Period	Minimum Revenue
April 1, 2021 thru December 31, 2021	$16,445,000
For the trailing twelve month period ending March 31, 2022	$23,500,000
For the trailing twelve month period ending June 30, 2022	$24,491,000
For the trailing twelve month periods ending September 30, 2022 and each Fiscal Quarter end thereafter	$25,000,000

●the sum of (i) the eligible inventory plus (ii) eligible cash on hand to the extent not used to satisfy the Minimum Accounts Amount (as defined below) plus (iii) the eligible accounts to the extent not used to satisfy the Minimum Accounts Amount (as defined below) of not less than $1,250,000 at all times (“Minimum Inventory Amount”); and the sum of (i) the eligible accounts plus (ii) eligible cash on hand to the extent not used to satisfy the Minimum Inventory Amount of not less than $1,500,000 at all times (“Minimum Accounts Amount”); and
●EBITDA of not be less than $2,000,000 for the trailing 6 fiscal month period ending June 30, 2022.

Item 9.01Financial Statements and Exhibits

Exhibits

10.1	Loan and Security Agreement dated as of December 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
James F. Haran
Chief Financial Officer

Date: January 6, 2022